Exhibit 99.5

August 22, 2011

FOR IMMEDIATE RELEASE

HDS International Provides Operational Update Within Licensed Territory

PROVIDENCE, RI, August 22, 2011 /PRNewswire via COMTEX/ -- HDS International Corp. (OTCQB: HDSI), a provider of industrial ocean-based biomass production and other high-value eco-sustainability solutions, today announced that it has launched its website, with the web address www.hdsicorp.com.

About HDS International Corp.

HDS International Corp. (OTCQB:  HDSI), based in Providence, RI, is a green technology company providing carbon capture and sequestration solutions, as well as industrial, all natural ocean-based algae farming solutions for the production of renewable, sustainable, and economically viable biofuels, bioproducts, and carbon elimination. Our licensed technologies provide us with an attractive strategic position and competitive advantages within our markets, which include renewable energy and environmental and eco-sustainability.

Forward-Looking Statements
Statements included in this update that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements". Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

HDS International Corp.

CONTACT INFORMATION
401-400-0028
info@hdsicorp.com
http://www.hdsicorp.com